Exhibit 99.1

Safe Harbor This discussion contains certain statements which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management's current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as "expects," "projects," "estimates," "anticipates," "believes," "could," "may," "will," "plans to," "intends," "should" and similar expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law. Additional Information: Investor Contact: More about Valspar and copies of recent SEC filings can be Bill Seymour, VP Finance and Investor Relations found at: william.seymour@valspar.com www.valspar.com 612-656-1328 August 25, 2015

3Q:F15 Highlights Delivered solid results despite tough comparisons to last year and currency impacts Adjusted earnings per diluted share up 10% year-over-year Adjusted EBIT up 6% year-over-year Coatings sales flat in local currency Paints sales down 3% in local currency, driven by expected volume decline in North America F2015 EPS (as adjusted) guidance updated to the range of $4.55 to $4.65 from the previous range of $4.45 to $4.65 August 25, 2015

Historical Volume Trends (ex-acquis.) Volume Growth vs. Prior Year 10% 9% 9% 8% 7% 7% 7% 5% 5% 3% 1% -2% -3% -7% -12% 3Q:14 4Q:14 1Q:15 2Q:15 3Q:15 Total Valspar Coatings Segment Paints Segment August 25, 2015

Total Company Financial Summary 3Q:F15 as Adjusted* $ million, except for EPS and share count 3Q:F15 3Q:F14 Sales 1,149.1 1,229.3 (80.2) Growth (6.5%) Gross Profit 415.6 420.0 (4.4) Gross margin (%) 36.2% 34.2% +200 bps EBIT 174.1 164.4 +9.7 EBIT margin (%) 15.2% 13.4% +180 bps EBITDA 196.7 186.0 +10.7 Tax Rate 28.2% 30.2% Avrg. shares, diluted 82.00mn 85.48mn (3.48mn) EPS diluted $1.33/sh $1.21/sh +0.12/sh Consolidated Sales comparison 3Q:F15 vs. 3Q:F14 Volume Price/Mix FX Acquis./Divest Total Sales (2%) (1%) (5%) +2% (7%) *Non-GAAP measure. Please refer to the Reconciliation of non-GAAP Measures slide Numbers subject to rounding (may not add) Parenthesis indicates negative August 25, 2015

Coatings Segment Financial Summary
*3Q:F15 as Adjusted**

valspar

$ million	3Q:F15	3Q:F14	Δ
Sales	**640.2**	**684.6**	**(44.4)**
Growth	(6.5%)		
EBIT	**119.9**	**122.0**	**(2.1)**
EBIT margin (%)	18.7%	17.8%	+90 bps

- Strong growth in General Industrial, driven by new business wins in Asia and modest volume improvement in North America and Europe.
- Packaging grew strongly in Asia and Latin America. Further growth in non-BPA in North America and Europe.
- EBIT margin increased 90 bps primarily due to productivity initiatives and cost/price.

Coatings Sales comparison 3Q:F15 vs. 3Q:F14

Volume	Price/Mix	FX	Acquis.	Total Sales
+1%	(1%)	(7%)	-	(6%)

Product Line Performance 3Q:F15 vs. 3Q:F14

	Volume	Sales (ex-FX)
Packaging	flat	flat
General Industrial	+HSD	+MSD
Coil	+LSD	+LSD
Wood	flat	(LSD)

*Non-GAAP measure. Please refer to the Reconciliation of non-GAAP Measures slide

Numbers subject to rounding (may not add)
Parenthesis indicates negative

Legend: LSD – low single digit % yoy change
MSD – mid single digit % yoy change
HSD – high single digit % yoy change
DD – double digit % yoy change

August 25, 2015

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Paints Segment Financial Summary
*3Q:F15 as Adjusted**

valspar

$ million	3Q:F15	3Q:F14	Δ
Sales	**443.8**	**479.6**	**(35.7)**
Growth	(7.5%)		
EBIT	**51.7**	**43.7**	**+8.0**
EBIT margin (%)	11.7%	9.1%	+260 bps

- Volume growth in all international regions.
- North American volume was negatively affected by the previously disclosed product line adjustment.
- EBIT margin increased 260 bps driven by productivity initiatives, lower OpEx and improved cost/price.

Paints Sales comparison 3Q:F15 vs. 3Q:F14				
Volume	**Price/Mix**	**FX**	**Acquis.**	**Total Sales**
(7%)	(3%)	(4%)	+6%	(7%)

Note: Paints segment includes Auto Refinish business

*Non-GAAP measure. Please refer to the Reconciliation of non-GAAP Measures slide

Numbers subject to rounding (may not add)
Parenthesis indicates negative

Product Line Performance 3Q:F15 vs. 3Q:F14		
	Volume**	**Sales, (ex-FX)****
North America	(HSD)	(MSD)
Asia	+LSD	(HSD)
Australia	flat	flat

**Volume and Sales include Quest acquisition

Legend: LSD – low single digit % yoy change
MSD – mid single digit % yoy change
HSD – high single digit % yoy change
DD – double digit % yoy change

August 25, 2015

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Non-GAAP Financial Measures The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earnings before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earnings before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented. August 25, 2015

Reconciliation of non-GAAP Financial Measures

valspar

	Three Months Ended July 31, 2015		Three Months Ended July 25, 2014[1]	
	Dollars	% of Net Sales	Dollars	% of Net Sales
Coatings Segment				
Earnings Before Interest and Taxes (EBIT)	$ 117,311	18.3%	$ 114,874	16.8%
Restructuring Charges - Cost of Sales	825	0.1%	2,776	0.4%
Restructuring Charges - Operating Expense	1,775	0.3%	4,369	0.6%
Adjusted EBIT	$ 119,911	18.7%	$ 122,019	17.8%
Paints Segment				
EBIT	$ 45,897	10.3%	$ 43,224	9.0%
Restructuring Charges - Cost of Sales	494	0.1%	499	0.1%
Acquisition-related Charges - Cost of Sales	2,952	0.7%	—	0.0%
Restructuring Charges - Operating Expense	1,505	0.3%	(19)	(0.0%)
Acquisition-related Charges - Operating Expense	892	0.2%	—	0.0%
Adjusted EBIT	$ 51,740	11.7%	$ 43,704	9.1%
Other and Administrative				
EBIT	$ 2,450	3.8%	$ (1,381)	(2.1%)
Restructuring Charges - Cost of Sales	—	0.0%	27	0.0%
Restructuring Charges - Operating Expense	—	0.0%	1	0.0%
Adjusted EBIT	$ 2,450	3.8%	$ (1,353)	(2.1%)
Total				
Gross Profit	$ 411,283	35.8%	$ 416,692	33.9%
Restructuring Charges - Cost of Sales	1,319	0.1%	3,302	0.3%
Acquisition-related Charges - Cost of Sales	2,952	0.3%	—	0.0%
Adjusted Gross Profit	$ 415,554	36.2%	$ 419,994	34.2%
Operating Expenses	$ 245,555	21.4%	$ 258,163	21.0%
Restructuring Charges - Operating Expense	(3,280)	(0.3%)	(4,351)	(0.4%)
Acquisition-related Charges - Operating Expense	(892)	(0.1%)	—	0.0%
Adjusted Operating Expenses	$ 241,383	21.0%	$ 253,812	20.6%
EBIT	$ 165,658	14.4%	$ 156,717	12.7%
Restructuring Charges - Total	4,599	0.4%	7,653	0.6%
Acquisition-related Charges - Total	3,844	0.3%	—	0.0%
Adjusted EBIT	$ 174,101	15.2%	$ 164,370	13.4%
Net Income	$ 102,862		$ 97,833	
After Tax Restructuring Charges - Total	3,202		5,616	
After Tax Acquisition-related Charges - Total	2,712		—	
Adjusted Net Income	$ 108,776		$ 103,449	
Net Income per Common Share - diluted	$ 1.25		$ 1.14	
After Tax Restructuring Charges - Total	0.04		0.07	
After Tax Acquisition-related Charges - Total	0.03		—	
Adjusted Net Income per Common Share - diluted [2]	$ 1.33		$ 1.21	

[1] Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders' equity as previously reported.

[2] The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

August 25, 2015

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